UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2009

FIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Bridge Road P.O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 934-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

First Bankshares, Inc. (“First Bankshares”) currently expects that its 2009 annual meeting of shareholders will be held on September 29, 2009. Official notice of the annual meeting will be mailed to First Bankshares shareholders on or about August 31, 2009, along with the proxy statement for the annual meeting.

Among the proposals that will be considered by First Bankshares shareholders at the annual meeting are proposals to approve the agreement of merger, dated as of May 12, 2009, and amended as of August 14, 2009, between First Bankshares and Xenith Corporation, the related plan of merger, and the transactions contemplated thereby, and to approve a number of related amendments to the First Bankshares articles of incorporation, with each amendment to be effective at the effective time of the merger. First Bankshares and Xenith Corporation anticipate that the merger will be completed by the end of the third quarter of 2009.

The 2009 annual meeting is being held more than 30 days after the anniversary of First Bankshares’ 2008 annual meeting of shareholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), First Bankshares has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 for inclusion in First Bankshares’ proxy materials for the 2009 annual meeting. The new deadline for delivering to First Bankshares’ President a shareholder proposal pursuant to Rule 14a-8 is the close of business on August 28, 2009.

In accordance with the requirements for advance notice set forth in First Bankshares’ bylaws, in order for a shareholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered timely for the 2009 annual meeting, written notice of such proposal or nomination must have been received by First Bankshares’ President not less than 90 days nor more than 120 days prior to the date of the 2009 annual meeting.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, First Bankshares will file with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement which will be sent to the shareholders of First Bankshares and Xenith Corporation seeking their approval of the merger. In addition, First Bankshares may file other relevant documents concerning the proposed merger with the SEC. Security holders are urged to read the joint proxy statement and other relevant documents when they become available because they will contain important information about the proposed merger.

Security holders of First Bankshares may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of First Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to First Bankshares, Inc., P.O. Box 1340, Suffolk, Virginia 23439 (telephone: (757) 934-8200) or by accessing these documents at First Bankshares’ website: http://www.suffolkfirstbanks.com under “Investor Relations/SEC Filings/Documents”. The information on First Bankshares’ website is not, and shall not be deemed to be, a part of this report or incorporated into other filings made with the SEC.

First Bankshares and Xenith Corporation and certain of their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Bankshares and/or Xenith Corporation in connection with the merger. Information about the directors and executive officers of First Bankshares and Xenith Corporation is set forth in the preliminary joint proxy statement filed by First Bankshares with the SEC on August 17, 2009. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement regarding the merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2009

FIRST BANKSHARES, INC.

By:	/s/ Robert E. Clary
Robert E. Clary, CPA
Chief Financial Officer